EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas E. Jorden and G. Mark Burford and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Cimarex Energy Co. Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any and all amendments thereto, with exhibits thereto, and any other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 22nd  day of February 2016.

/s/ Thomas E. Jorden	/s/ Joseph R. Albi
Thomas E. Jorden, Chairman of the Board, Chief Executive Officer and President	Joseph R. Albi, Director, Executive Vice President–Operations, Chief Operating Officer

/s/ G. Mark Burford	/s/ Hans Helmerich
G. Mark Burford, Vice President and Chief Financial Officer	Hans Helmerich, Director

/s/ David A. Hentschel	/s/ Harold R. Logan, Jr.
David A. Hentschel, Director	Harold R. Logan, Jr., Director

/s/ Floyd R. Price	/s/ Monroe W. Robertson
Floyd R. Price, Director	Monroe W. Robertson, Director

/s/ Lisa A. Stewart	/s/ Michael J. Sullivan
Lisa A. Stewart, Director	Michael J. Sullivan, Director

/s/ L. Paul Teague
L. Paul Teague, Director